CONTACT:	Jim Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2018 FIRST QUARTER FINANCIAL RESULTS
Reiterates 2018 Outlook of Higher Total Revenues, Profitable Operations, and Positive Cash Flow
Q1 2018 Overview

•	Revenues rose 50.6% to $12.8 million from $8.5 million

•	SG&A declined to $4.9 million from $5.2 million

•	Operating loss from continuing operations narrowed to $184,000 from a loss of $1.8 million

•	Net loss from continuing operations of $191,000, or $0.01 per diluted share, compared to a net loss from continuing operations of $1.8 million, or $0.08 per diluted share

•	EBITDA of $31,000 compared to an EBITDA loss of $1.9 million

•	At March 31, 2018:

•	capital projects backlog was $19.7 million

•	total cash and equivalents (including restricted cash) of $12.2 million, or $0.50 per diluted share

•	no long-term debt

WARRENVILLE, Ill., May 9, 2018 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2018 (“Q1 2018”).
“We are very pleased with our results for Q1 as they are in line with our expectations for the beginning of 2018,” said Vincent J. Arnone, Chairman, President, and CEO of Fuel Tech. “Significantly higher revenues reflected the impact of our successful business development in 2017 and early 2018, while lower selling, general and administrative (SG&A) expenses stemmed from our previously announced cost-containment initiatives over the past three years. We expect to realize the full year benefit of this lower cost profile in 2018.
“We remain optimistic about our performance for 2018, and continue to pursue a solid pipeline of contract opportunities, particularly in the US. We are excited about the long-term potential associated with our previously announced exclusive license agreement with NanO2 LLC (“NanO2”) to market and sell NanO2’s dissolved gas technology. This represents a new business vertical for Fuel Tech - environmental solutions focused on water.”

2018 Outlook
The Company reiterates its forecast for continuing operational improvement in 2018 when compared to 2017. This includes higher total revenues, driven primarily our Air Pollution Control (“APC”) business, profitable operations and positive cash flow generation, due in large part by a lower cost structure.
Q1 2018 Results Overview
Consolidated revenues rose 50.6% to $12.8 million from $8.5 million in Q1 2017, reflecting the timing of project execution due to the conversion of previously announced new orders during 2017 and early 2018.
Cost of sales rose to $7.8 million, or 60.7% of revenues, from $4.8 million, or 56.2% of revenues, in Q1 2017, due primarily to the conversion of previously announced new orders, project mix, and certain product demonstration expenses.
Gross margin declined to 39.3% of revenues from 43.8% in Q1 2017, due to the revenue mix between APC and FUEL CHEM, as well as certain product demonstration expenses.
SG&A expenses declined 4.5% to $4.9 million, or 38.5% of revenues, from $5.2 million, or 60.7% of revenues, in Q1 2017, driven primarily by the previously announced cost containment initiatives.
Net loss from continuing operations was $191,000, or $0.01 per diluted share, compared to a net loss from continuing operations of $1.8 million, or $0.08 per diluted share, in Q1 2017.
Net loss for the quarter was $216,000, or $0.01 per diluted share, as compared to a net loss of $2.5 million, or $0.11 per share, in Q1 2017. Net loss in Q1 2017 included a loss from discontinued operations of $730,000, or $0.03 per diluted share, reflecting losses from the Company’s Fuel Conversion segment, the operations of which were discontinued in 2017.
APC segment revenues rose by 114.5% to $8.6 million from $4.0 million in Q1 2017, driven by an improved pace of U.S. bookings during 2017 as compared to recent historical levels. APC gross margin was $3.0 million, or 34.8%, as compared to $1.5 million, or 37.5%, in Q1 2017, due to product line and geographical mix versus the prior quarter.
FUEL CHEM segment revenues decreased to $4.2 million from $4.5 million in Q1 2017, with gross margin of 48.5% as compared to 49.5% for the same period last year. We believe that full year FUEL CHEM revenues in 2018 will trend similarly to 2017.
Research and development expenses for Q1 2018 and Q1 2017 were $0.3 million, respectively, which supports our continued development of new products.
EBITDA for Q1 2018 was $31,000 as compared to an EBITDA loss of $1.9 million for Q1 2017.

At March 31, 2018, cash and cash equivalents were $12.2 million, which included restricted cash of $6.5 million. Shareholders’ equity was $34.7 million, or $1.44 per share, and the Company had zero long-term debt. Capital projects backlog was $19.7 million, as compared to $22.1 million at December 31, 2017.
Conference Call
Management will host a conference call on Thursday, May 10, 2018 at 10:00 am ET / 9:00 am CT to discuss the results and business activities.
Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic) or

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech
Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services. These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques and post-combustion NOx control approaches, including NOxOUT®, HERT™, and Advanced SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, and I-NOx® Integrated NOx Reduction Systems, which utilize various combinations of these systems, along UDI™ Urea Direct Injection system for SCR reagent supply, and the ULTRA® process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 900 units worldwide.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services including complete turnkey capability for ESP retrofits, with experience on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of fly ash particles. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and improving boiler operations. The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 units.
Fuel Tech also provides a range of services, including boiler tuning and selective catalytic reduction (SCR) optimization services. In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$5,667	$8,366
Restricted cash	1,520	1,020
Marketable securities	4	6
Accounts receivable, net of allowance for doubtful accounts of $1,531 and $1,545, respectively	20,164	19,690
Inventories, net	1,026	945
Prepaid expenses and other current assets	3,548	3,592
Income taxes receivable	128	129
Total current assets	32,057	33,748
Property and equipment, net of accumulated depreciation of $26,159 and $25,938, respectively	6,111	6,272
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $1,993 and $1,939, respectively	1,640	1,671
Restricted cash	5,000	5,000
Assets held for sale	485	485
Other assets	1,221	1,192
Total assets	$48,630	$50,484
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	9,430	9,065
Accrued liabilities:
Employee compensation	1,518	1,487
Income taxes payable	52	73
Other accrued liabilities	2,554	5,098
Total current liabilities	13,554	15,723
Other liabilities	400	420
Total liabilities	13,954	16,143
COMMITMENTS AND CONTINGENCIES (Note 12)
Shareholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,821,446 and 24,777,001 shares issued, and 24,167,679, and 24,132,910 shares outstanding, respectively	248	248
Additional paid-in capital	138,701	138,760
Accumulated deficit	(102,514)	(102,503)
Accumulated other comprehensive loss	(353)	(768)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,482)	(1,472)
Total shareholders’ equity	34,676	34,341
Total liabilities and shareholders’ equity	$48,630	$50,484

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended March 31,
	2018	2017
Revenues	$12,791	$8,491
Costs and expenses:
Cost of sales	7,766	4,769
Selling, general and administrative	4,921	5,154
Restructuring charge	—	61
Research and development	288	284
	12,975	10,268
Operating loss from continuing operations	(184)	(1,777)
Interest income	2	3
Other expense	(8)	(2)
Loss from continuing operations before income taxes	(190)	(1,776)
Income tax expense	(1)	—
Net loss from continuing operations	(191)	(1,776)
Loss from discontinued operations (net of income tax benefit of $0 in 2018 and 2017)	(25)	(730)
Net loss	$(216)	$(2,506)
Net loss per common share:
Basic
Continuing operations	$(0.01)	$(0.08)
Discontinued operations	$—	$(0.03)
Basic net loss per common share	$(0.01)	$(0.11)
Diluted
Continuing operations	$(0.01)	$(0.08)
Discontinued operations	$—	$(0.03)
Diluted net loss per common share	$(0.01)	$(0.11)
Weighted-average number of common shares outstanding:
Basic	24,146,000	23,472,000
Diluted	24,146,000	23,472,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2018	2017
Net loss	$(216)	$(2,506)
Other comprehensive income:
Foreign currency translation adjustments	416	116
Unrealized gains (losses) from marketable securities, net of tax	(1)	1
Total other comprehensive income	415	117
Comprehensive income (loss)	$199	$(2,389)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net loss	$(216)	$(2,506)
Loss from discontinued operations	25	730
Net loss from continuing operations	(191)	(1,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	195	405
Amortization	53	54
Loss on disposal of equipment	15	10
Provision for doubtful accounts, net of recoveries	(62)	—
Stock-based compensation, net of forfeitures	(59)	(10)
Changes in operating assets and liabilities:
Accounts receivable	32	3,525
Inventories	(68)	(26)
Prepaid expenses, other current assets and other non-current assets	113	108
Accounts payable	186	(1,848)
Accrued liabilities and other non-current liabilities	(2,750)	(1,483)
Net cash used in operating activities - continuing operations	(2,536)	(1,041)
Net cash used in operating activities - discontinued operations	(25)	(579)
Net cash used in operating activities	(2,561)	(1,620)
Investing Activities
Purchases of equipment and patents	(62)	(97)
Proceeds from the sale of equipment	2	—
Net cash used in investing activities	(60)	(97)
Financing Activities
Taxes paid on behalf of equity award participants	(11)	(23)
Net cash used in financing activities	(11)	(23)
Effect of exchange rate fluctuations on cash	433	117
Net decrease in cash, cash equivalents and restricted cash	(2,199)	(1,623)
Cash, cash equivalents, and restricted cash at beginning of period	14,386	17,846
Cash, cash equivalents and restricted cash at end of period	$12,187	$16,223

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended March 31, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,583	$4,208	$—	$12,791
Cost of sales	(5,597)	(2,169)	—	(7,766)
Gross margin	2,986	2,039	—	5,025
Selling, general and administrative	—	—	(4,921)	(4,921)
Research and development	—	—	(288)	(288)
Operating income (loss) from continuing operations	$2,986	$2,039	$(5,209)	$(184)

Three months ended March 31, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$4,002	$4,489	$—	$8,491
Cost of sales	(2,500)	(2,269)	—	(4,769)
Gross margin	1,502	2,220	—	3,722
Selling, general and administrative	—	—	(5,154)	(5,154)
Restructuring charge	—	(61)	—	(61)
Research and development	—	—	(284)	(284)
Operating income (loss) from continuing operations	$1,502	$2,159	$(5,438)	$(1,777)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended March 31,
	2018	2017
Revenues:
United States	$10,242	$6,734
Foreign	2,549	1,757
	$12,791	$8,491

	March 31, 2018	December 31, 2017
Assets:
United States	$29,699	$29,945
Foreign	18,931	20,539
	$48,630	$50,484

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2018	2017
Net loss	$(216)	$(2,506)
Interest income	(2)	(3)
Income tax expense	1	—
Depreciation expense	195	405
Amortization expense	53	205
EBITDA	31	(1,899)
Stock compensation expense	(59)	(10)
ADJUSTED EBITDA	(28)	(1,909)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.